                            SCHEDULE 14A INFORMATION
                            ------------------------

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
     240.14a-12

                                 S3 INCORPORATED
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                       [LOGO OF S3 INCORPORATED]


                                S3 INCORPORATED
                         2801 MISSION COLLEGE BOULEVARD
                             SANTA CLARA, CA 95052
                                 (408) 588-8000



                                 April 7, 1997





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of S3 Incorporated, which will be held on Wednesday, May 7, 1997, at 9:00 a.m., at Techmart, 5201 Great America Parkway, Santa Clara, California.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to Boston EquiServe, our agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of the Company's 1996 Annual Report to Stockholders is also enclosed.

         The Board of Directors and management look forward to seeing you at the meeting.



Sincerely,



/s/ Diosdado P. Banatao                                 /s/ Gary J. Johnson
Diosdado P. Banatao                                     Gary J. Johnson
Chairman of the Board                                   President and
                                                        Chief Executive Officer

                                S3 INCORPORATED

                                  ____________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1997

                                  ____________

To the Stockholders of S3 Incorporated:

  The Annual Meeting of Stockholders of S3 Incorporated, a Delaware corporation (the "Company"), will be held on Wednesday, May 7, 1997, at 9:00 a.m. Pacific Standard Time, at Techmart, 5201 Great America Parkway, Santa Clara, California, for the following purposes:

          1.  To elect seven directors;

          2. To ratify appointment of Deloitte & Touche LLP as the Company's independent auditors; and

          3. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

  Stockholders of record as of the close of business on March 10, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 2801 Mission College Boulevard, Santa Clara, California, for ten days before the meeting.

  IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.


                                        By Order of the Board of Directors


                                        /s/ Ronald T. Yara
                                        Ronald T. Yara
                                        Secretary


Santa Clara, California
April 7, 1997

                                S3 INCORPORATED
                             --------------------

                                PROXY STATEMENT
                             --------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of S3 Incorporated, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at Techmart, 5201 Great America Parkway, Santa Clara, California, on Wednesday, May 7, 1997 and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement and FOR approval of Proposal 2 described in the Notice of Annual Meeting and in this Proxy Statement.

  Stockholders of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had 48,985,864 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

  Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker who is the record holder of certain shares indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of a particular matter has been obtained.

  The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies at a cost of approximately $7,500.

  This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 7, 1997.


                                   IMPORTANT

  PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                       PROPOSAL 1 - ELECTION OF DIRECTORS


NOMINEES

  The Board of Directors proposes the election of seven directors of the Company for a term of one year. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Nominations for the Board of Directors may be made by stockholders of the Company following the procedures set forth in the Bylaws no later than the seventh day following the day notice of the Annual Meeting was mailed.

  Names of the nominees and certain biographical information about them are set forth below:

  MR. DIOSDADO P. BANATAO, age 50, co-founded the Company and has served as Chairman of the Board since January 1992. Mr. Banatao is also currently serving as acting Senior Vice President of Audio/Communications Business Unit until a replacement can be appointed. Mr. Banatao also served as President and Chief Executive Officer of the Company from its inception until January 1992. From December 1984 to December 1988, Mr. Banatao held various executive level positions at Chips & Technologies, Inc., a semiconductor company he co-founded, most recently as Vice President and General Manager of the Advanced Products Operation. From February 1984 to December 1984, Mr. Banatao served as Chief Technical Officer and Vice President of Engineering of Mostron, Inc., a single-board computer design company. From June 1981 to February 1984, he served as Director of Logic Products at Seeq Technology, Inc. a semiconductor manufacturer. Mr. Banatao holds a B.S.E.E. from the Mapua Institute of Technology and an M.S. in electrical engineering and computer science from Stanford University.

  MR. JOHN C. COLLIGAN, age 42, has been a director of the Company since March 1993. From January 1993 until November 1996, Mr. Colligan served as President and Chief Executive Officer of Macromedia Inc., a multimedia software tools company, and from April 1992 to January 1993, was President and Chief Operating Officer of Macromedia. From January 1989 to March 1992, Mr. Colligan was President and Chief Executive Officer of Authorware, a multimedia software company that merged with Macromind Paracomp to form Macromedia in March 1992. He also held various positions with Apple Computer, Inc. from May 1983 to December 1988. Mr. Colligan is presently Chairman of Macromedia and a director of C|NET, Inc. He holds a B.S. in International Economics from Georgetown University and an M.B.A. from the Stanford Graduate School of Business.

  MR. TERRY N. HOLDT, age 53, has served as Vice Chairman since August 1996 and has been a director of the Company since January 1992. From January 1992 to August 1996, Mr. Holdt served as President and Chief Executive Officer of the Company. Mr. Holdt was Chairman of the Board of Paradigm Technology, Inc., a semiconductor company, from June 1991 to January 1992 and was its President and Chief Executive Officer from June 1988 to May 1991. From September 1986 to June 1988, Mr. Holdt held various executive positions at Linear Corporation, a manufacturer of electronic telemetry and infrared security systems, where he was most recently President. From 1981 to 1985, he held various executive positions at Western Digital Corporation, a manufacturer of computer peripherals, where he was most recently Executive Vice President and Chief Operating Officer. Mr. Holdt holds a B.S.E.E. and an M.S.E.E. from the University of Illinois.

  MR. GARY J. JOHNSON, age 37, has served as President, Chief Executive Officer and director of the Company since August 1996. Prior to being elected President and Chief Executive Officer, Mr. Johnson served as Senior Vice President of Graphics Business Units of the Company since July 1994. From 1986 to June 1994, Mr. Johnson held various positions at National Semiconductor Corporation, a semiconductor manufacturer, including Managing Director/General Manager of the Wireless Networking Group, Operations and Marketing Director of the Wireless Communications Group and other Senior marketing positions. From 1975 to 1986, he held various engineering positions at British Telecommunications, most recently Systems Development Manager. Mr. Johnson holds a B.Sc., C.Eng. from Leicester Polytechnic, U.K., and is a member of I.E.E. and I.E.E.E.

  DR. ROBERT P. LEE, age 44, has been a director of the Company since April 1994. Since March 1997, he has served as Vice Chairman of Insignia Solutions plc, which provides Windows compatibility software for personal computers and workstations. From April 1995 to March 1997, Dr. Lee served as Chairman of Insignia Solutions, and from December 1993 to March 1997, he served as President and Chief Executive Officer of Insignia Solutions. Prior to that, he was Chief Executive Officer of a healthcare software company. From June 1990 to August 1992, Dr. Lee was Executive Vice President at Symantec Corporation, and from April 1988 to June 1990, he served as Senior Vice President at Shared Medical Systems, a supplier of software and computer services to the healthcare industry. Prior to April 1988, he worked at IBM for 11 years in technical and business management positions. Dr. Lee holds a B.A. in computer science from the University of California at Berkeley and an M.S. and a Ph.D. in computer science from the University of California at Los Angeles.

  DR. CARMELO J. SANTORO, age 54, has been a director of the Company since May 1992. He was the Chairman of the Board of Silicon Systems, Inc. from 1984 to 1995, and served as President and Chief Executive Officer of Silicon Systems, Inc. from 1982 through 1991. Dr. Santoro is currently a director of Platinum Software Corporation, Dallas Semiconductor Corporation, and Techniclone Corporation. He holds a B.S. in Science, Physics from Manhattan College and a Ph.D. in Solid State Physics from Rensselaer Polytechnic Institute.

  MR. RONALD T. YARA, age 49, co-founded the Company and has served as a director of the Company since July 1995. Mr. Yara is currently Senior Vice President, Strategic Marketing and Secretary. Mr. Yara is also currently serving as Senior Vice President of Corporate Marketing until a replacement can be appointed. From the inception of the Company in 1989 until December 1993, he served as Vice President, Marketing. From December 1984 to December 1989, Mr. Yara held various positions at Chips & Technologies, Inc., a semiconductor company he co-founded, most recently as Vice President of Business Development. From February 1975 to 1984, Mr. Yara served in various positions at Intel Corporation, most recently as Product Marketing Manager of Communication Products. He earned a B.S.E.E. from Purdue University and an M.S.E.E. from the University of Santa Clara.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION FOR DIRECTOR OF THE NOMINEES SET FORTH ABOVE.


BOARD MEETINGS AND COMMITTEES

  The Board of Directors held 14 meetings during the year ended December 31, 1996. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

  The Board of Directors has appointed a Compensation Committee and an Audit Committee. The Compensation Committee and Audit Committee are comprised entirely of independent directors.

  The members of the Compensation Committee during 1996 were John C. Colligan, Robert P. Lee and Carmelo J. Santoro. The Compensation Committee held five meetings during 1996. The Compensation Committee's functions are to assist in the administration of, and the grant of options under, the 1989 Stock Plan and to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company. The members of the Compensation Committee also serve as the Employee Stock Option Committee.

  The members of the Audit Committee during 1996 were John C. Colligan, Robert
P. Lee and Carmelo J. Santoro. The Audit Committee held two meetings during 1996. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate for stockholder approval at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

DIRECTORS' COMPENSATION

  Employee directors (including Messrs. Banatao, Holdt, Johnson and Yara) receive no additional compensation for service on the Board of Directors. Non-employee directors of the Company receive an annual retainer fee of $24,000, plus $1,000 for each Board meeting attended. Non-employee directors are reimbursed for their expenses for each meeting attended.

  Under the terms of the Company's 1989 Stock Plan, upon appointment to the Board, each non-employee director receives an option to purchase 40,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests ratably over the next four anniversary dates of the date of grant. In addition, following each annual meeting of the Company's stockholders, each non-employee director who will continue to serve as a member of the Board will automatically receive an option to purchase 20,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests ratably over the next four anniversary dates of the date of grant. See "Employment Agreements" for a description of the compensation arrangements with Mr. Holdt.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


  The following table sets forth certain information as of March 10, 1997, as to shares of the Company's Common Stock beneficially owned by: (i) each of the Named Officers listed in the Summary Compensation Table, (ii) each of the Company's directors, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                                                              Shares             Percentage
                                                                           Beneficially         Beneficially
                                                                             Owned(1)            Owned(1)(2)
                                                                           ------------        --------------
Diosdado P. Banatao(3)(4) . . . . . . . . . . . . . . . . . . . . . . . .       802,594              1.6
John C. Colligan(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .        25,000              *
Terry N. Holdt(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . .       337,271              *
Gary J. Johnson(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       136,212              *
Robert P. Lee(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        35,000              *
Carmelo J. Santoro(3) . . . . . . . . . . . . . . . . . . . . . . . . . .        28,536              *
Ronald T. Yara(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . .       408,442              *
Harry L. Dickinson(3) . . . . . . . . . . . . . . . . . . . . . . . . . .        65,820              *
George A. Hervey(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .        36,056              *
Neal D. Margulis(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .        42,852              *
All directors and executive officers as a group
    (12 persons)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . .     1,926,803              3.9
J. & W. Seligman & Co. Incorporated(5)  . . . . . . . . . . . . . . . . .     2,961,800              6.0
  100 Park Avenue
  New York, NY 10017

________________
*         Amount represents less than 1% of the Company's Common Stock.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes shares issuable upon exercise of options within 60 days of March 10, 1997 as follows: Mr. Banatao, 149,681 shares, Mr. Colligan, 25,000 shares, Mr. Holdt, 110,844 shares, Mr. Johnson, 131,573 shares, Mr. Lee, 35,000 shares, Mr. Santoro, 28,536 shares, Mr. Yara, 161,406 shares, Mr. Dickinson, 57,020 shares, Mr. Hervey, 5,983 shares and Mr. Margulis, 15,828 shares.

(4) Includes 6,600 shares held by Mr. Banatao's children, as to which Mr. Banatao disclaims beneficial ownership.

(5) According to a Schedule 13G dated February 12, 1997 filed by J. & W. Seligman & Co. Incorporated, J. & W. Seligman & Co. Incorporated has sole voting power and sole dispositive power with respect to all shares listed in the table.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth compensation for services rendered in all capacities to the Company for the three fiscal years ended December 31, 1996 of
(i) the Company's Chief Executive Officer, (ii) the Company's four other most highly compensated executive officers as of December 31, 1996 and (iii) one additional highly compensated executive officer who was no longer serving as such as of December 31, 1996, whose total annual salary and bonus for fiscal year 1996 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                    Annual Compensation                   Compensation
                                                  -----------------------           ------------------------
                                                                                             Awards
                                                                                    ------------------------
Name and                                                                            Securities Underlying
Principal Position                Year            Salary($)      Bonus($)                  Options(#)
------------------                ----            ---------      --------           ------------------------
Diosdado P. Banatao               1996             353,540        124,000(3)                 35,000
  Chairman                        1995             283,874        639,275                        --
                                  1994             226,395          1,700                   150,000

Terry N. Holdt(1)                 1996             258,840         97,333                    35,000
  Vice Chairman                   1995             283,847        639,275                        --
                                  1994             227,309          1,700                   150,000

Gary J. Johnson(2)                1996             249,100        102,667                   550,000
  President and Chief             1995             184,519        365,275                        --
  Executive Officer               1994              65,231         56,719                   254,000

Harry L. Dickinson                1996             218,865         88,000                    50,000
  Senior Vice President, Sales    1995             172,480        334,875                        --
                                  1994             164,520          3,500                   140,000

George A. Hervey(4)               1996             225,340         88,000                    50,000
  Senior Vice President, Finance  1995             176,131        352,475                        --
  and Chief Financial Officer     1994             148,283          1,700                    70,000

Neal D. Margulis                  1996             203,130        183,000                   255,000
  Senior Vice President,          1995             141,140        303,275                        --
  Research and Technology         1994             123,040         23,098                   164,000

________________

(1) Prior to August 1996, Mr. Holdt served as President and Chief Executive Officer. Since August 1996, Mr. Holdt has served as Vice Chairman and is not an executive officer.

(2) Prior to August 1996, Mr. Johnson served as Senior Vice President, Graphics Business Units.

(3)       Of the total bonus earned in 1996, $120,000 was not paid at December
          31, 1996.

(4) Mr. Hervey resigned as Senior Vice President, Finance and Chief Financial Officer, effective March 21, 1997.

                                 STOCK OPTIONS

  The following tables summarize option grants to, and exercises by, the Company's Chief Executive Officer and the Named Officers during fiscal 1996, and the value of the options held by each such person at the end of fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential
                                                                                    Realizable Value at
                                                                                  Assumed Annual Rates of
                                                                                 Stock Price Appreciation
                                            Individual Grants                        for Option Term(5)
                      ----------------------------------------------------------  ------------------------
                        Number of          % of
                        Securities    Total Options
                        Underlying      Granted to      Exercise
                         Options       Employees in     Price        Expiration
Name                    Granted(#)     Fiscal Year      ($/Sh)(3)      Date(4)       5%($)        10%($)
----                    ----------    -------------    ----------   ------------  ----------   -----------
Diosdado P. Banatao     35,000(1)           0.5         $13.8750    March 8, 2006 $  305,406   $  773,962

Terry N. Holdt          35,000(1)           0.5          13.8750    March 8, 2006    305,406      773,962

Gary J. Johnson         50,000(1)           0.8          13.8750    March 8, 2006    436,295    1,105,660
                       400,000(1)           6.2          10.0625    July 15, 2006  2,531,301    6,414,812
                       100,000(2)           1.5          10.0625    July 15, 2006    632,825    1,603,703

Harry L. Dickinson      50,000(1)           0.8          13.8750    March 8, 2006    436,295    1,105,660

George A. Hervey        50,000(1)           0.8          13.8750    March 8, 2006    436,295    1,105,660

Neal D. Margulis        55,000(1)           0.9          13.8750    March 8, 2006    479,925    1,216,226
                       100,000(1)           1.5          10.0625    July 15, 2006    632,825    1,603,703
                       100,000(2)           1.5          10.0625    July 15, 2006    632,825    1,603,703

____________

(1) Options vest ratably on a daily basis over a four-year period commencing on the date of grant and become exercisable as to vested options beginning six months from the date of grant.

(2) Options vest ratably on a daily basis over a four-year period commencing three years after the date of grant and become exercisable as to vested options beginning three years after grant, subject to acceleration of vesting in whole or in part upon the achievement of specified milestones based upon the Company's financial and operating performance.

(3) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(4) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(5) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                            Securities Underlying           Value of
                                                                 Unexercised              Unexercised
                                                                 Options at         In-the-Money Options at
                                                            December 31, 1996(#)    December 31, 1996($)(2)
                                                         -------------------------- -------------------------
                       Shares Acquired       Value
Name                    on Exercise(#)   Realized($)(1)   Exercisable Unexercisable Exercisable Unexercisable
----                    --------------   --------------   ----------- ------------- ----------- -------------
Diosdado P. Banatao              --                --       173,013       90,491    $2,224,247      $707,960
Terry N. Holdt               50,000           569,000       281,821       90,491     3,979,320       707,960
Gary J. Johnson              70,500           799,377        39,214      642,286       459,542     4,425,794
Harry L. Dickinson           10,000           173,640        69,345       97,249       700,188       739,107
George A. Hervey             64,400           873,794        31,184       69,488       217,644       395,255
Neal D. Margulis             83,642           925,848         7,762      309,238        68,154     2,135,433
------------

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities at December 31, 1996 ($16.25 per share) minus the exercise price.


PENSION AND LONG-TERM INCENTIVE PLANS

  The Company has no pension or long-term incentive plans.

EMPLOYMENT AGREEMENTS

  In August 1996, the Company entered into an agreement with Terry N. Holdt, pursuant to which Mr. Holdt is employed on a part-time basis as Vice Chairman at a salary of $2,000 per month. The agreement continues until terminated with or without cause by either party upon 30 days' notice. Any termination by the Company must be approved by a unanimous vote by the Board of Directors (excluding the vote of Mr. Holdt for such purposes if he is then a member of the Board of Directors). The agreement also provides that Mr. Holdt will receive a non-qualified stock option to purchase 20,000 shares of Common Stock each time he is re-elected as a member of the Board of Directors at a regular annual meeting of the Company's stockholders. Each such option will have an exercise price equal to 100% of the fair market value of the stock on the date of grant and will vest ratably over the next four anniversary dates of the date of grant.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company's compensation programs and policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee is made up entirely of non-employee directors. The programs and policies are designed to provide competitive compensation and to enhance stockholder value by aligning the financial interests of the executive officers of the Company with those of its stockholders.

  It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company's 1989 Stock Option Plan and the Executive Bonus Plan are structured to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

  There are four primary components of executive compensation: Base Salary, Bonus, Employee Profit Sharing Plan and Stock Options.

  In August 1996, Mr. Terry N. Holdt, the Company's President and Chief Executive Officer since 1993, retired, although he remains Vice Chairman of the Company. In August 1996, Mr. Gary J. Johnson, then Senior Vice President of Graphics Business Units, was promoted to President and Chief Executive Officer and elected a director of the Company.

BASE SALARY

  Base salaries for fiscal 1996 reported herein were determined by the Compensation Committee. The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In conducting its review, the Compensation Committee takes into consideration the overall performance of the Company, the Chief Executive Officer's evaluation of individual executive officer performance and independent compensation surveys such as the Radford Survey for Fabless Semiconductor Companies in the $500 million revenue range. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made in conjunction with the Chief Executive Officer.
The Compensation Committee independently determines the base salary for the Chief Executive Officer by: (a) examining the Company's performance against its preset goals, (b) examining the Company's performance within the semiconductor industry, (c) evaluating the overall performance of the Chief Executive Officer, and (d) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the semiconductor, computer graphics and personal computer software industries. Mr. Johnson's base salary for 1996 was initially $220,000, as Senior Vice President, as was determined by the prior Chief Executive Officer, and was increased to $300,000 in August 1996 to reflect his promotion to President and Chief Executive Officer and the added responsibilities of that office. Based upon the data and performance, the Chief Executive Officer's base salary was raised from $300,000 to $400,000 per year, effective January 1, 1997.

BONUSES

  The Executive Bonus Plan is a cash-based incentive bonus program. The Executive Bonus Plan provides for payment of cash bonuses to each named executive officer that are directly related to the earnings per share (EPS), profitability and gross revenues of the Company. The bonuses are determined each year by the Compensation Committee under a predetermined objective formula; provided, however, the maximum aggregate annual bonus payable under the Executive Bonus Plan to any executive officer shall not exceed $3,000,000. The first bonus is the product of (i) the executive officer's individual multiplier set by the Compensation Committee before the performance period begins, (ii) a multiplier determined from a matrix that charts EPS and gross revenues as a percentage of the Company's annual operating plan EPS and gross revenue goals established by the

Compensation Committee before the performance period begins, and (iii) the executive officer's annual base pay in effect on the first day of the performance period. An additional bonus is payable out of an amount that equals each 10% increase in the Company's profit before taxes for the performance period over 125% of the Company's profitability plan (the Executive Bonus Plan was amended in March 1997 to permit the Compensation Committee to set the percentage targets for the additional bonus). This bonus is allocated on a per capita basis. Under the terms of the Company's Executive Bonus Plan and the EPS, profitability and revenue performance goals set for 1996, the Company's executives would receive no bonuses under the plan. However, the Compensation Committee noted that the Company had an exceptional year in 1996 in terms of its achievement of market share relative to its competitors and in terms of its shipments of units, which was substantially more than planned. In view of such performance, the Compensation Committee determined to grant discretionary bonuses to the executive officers. The Chief Executive Officer was awarded a discretionary bonus of $98,667. These bonuses were granted independent of the terms of the Executive Bonus Plan pursuant to the discretion of the Compensation Committee.

EMPLOYEE PROFIT SHARING PLAN

  This plan is a nonqualified current cash profit sharing plan under which all employees of the Company, including officers, are eligible to receive, on an annual basis, an equal amount of pre-tax profits, prorated for service with the Company during 1996, as a cash bonus. For fiscal 1996, the maximum annual individual payment was $4,000.

STOCK OPTIONS

  The Compensation Committee annually grants options under the 1989 Stock Plan with an exercise price equal to the fair market value on the date of grant.
The grants are intended to be competitive in order to retain and motivate key executives and to provide a direct link with the interests of the stockholders of the Company. The Compensation Committee, in making its determination as to grant levels, takes into consideration: (i) prior award levels, (ii) award levels necessary to replace particular executives, (iii) the total stock award to be made and the executive's percentage participation in that award, (iv) the executive's direct ownership of the Company's shares, (v) the number of options vested and nonvested, and (vi) the options outstanding as a percentage of total shares outstanding. The 1989 Stock Plan limits the total number of shares subject to options that may be granted to a participant during any fiscal year to 1,500,000 shares. The Compensation Committee awarded the Chief Executive Officer options to purchase 550,000 shares of stock in 1996, 100,000 of which are subject to accelerated vesting based upon achievement of performance conditions.

STOCK PURCHASE PLAN

  The Company maintains a qualified employee stock purchase plan to encourage employees to own Company stock, which is generally available to all employees. This plan allows participants to buy Company stock at a discount to market price with up to 10% of their salaries, not to exceed 2,000 shares, per six month period. However, the number of shares that may be purchased by each participant is limited by applicable tax laws.

  The foregoing report has been furnished by the Compensation Committee of the Board of Directors of S3 Incorporated:

          Carmelo J. Santoro, Ph.D., Chairman
          John C. Colligan
          Robert P. Lee, Ph.D.

                         STOCK PRICE PERFORMANCE GRAPH


  The following graph compares the cumulative total stockholder return of the Company's Common Stock with The Nasdaq Stock Market Index (U.S.) and The Nasdaq Electronic Components Stock Index. The comparison assumes the investment of $100 on March 5, 1993 (the date the Company's Common Stock became registered under Section 12 of the Securities Exchange Act of 1934) based on the initial public offering price of such stock on that date and that dividends were reinvested when paid. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.




        COMPARISON OF CUMULATIVE TOTAL RETURN AMONG S3 INCORPORATED, THE NASDAQ STOCK MARKET INDEX (U.S.) AND THE NASDAQ ELECTRONIC COMPONENTS STOCK INDEX


                                   [GRAPH]


                          3/5/93    12/31/93    12/31/94    12/31/95    12/31/96
                         -------    --------    --------    --------    --------
S3 Incorporated           100.00      171.00      159.00      178.00      165.00

Nasdaq Stock Market
  Index (U.S.)            100.00      116.00      114.00      161.00      198.00

Nasdaq Electronic
  Components Stock
  Index                   100.00      114.00      125.00      208.00      359.00

         PROPOSAL 2 - TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

  Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 1997, subject to ratification by the stockholders. Deloitte & Touche LLP has audited the Company's financial statements since the Company's inception in January 1989. Representatives of Deloitte & Touche LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

  Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 7, 1998 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

  Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 1996, except that Jackson Hu, former Senior Vice President of Engineering and Operations, filed two transactions on a Form 4 report 90 days late.


                                 OTHER MATTERS

  The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

  Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                        By Order of the Board of Directors.


                                        /s/ Ronald T. Yara
                                        Ronald T. Yara
                                        Secretary

Santa Clara, California
April 7, 1997

  UPON WRITTEN REQUEST OF ANY STOCKHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 2801 MISSION COLLEGE BOULEVARD, SANTA CLARA, CALIFORNIA 95052, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE REQUEST MUST INCLUDE A REPRESENTATION BY THE STOCKHOLDER THAT AS OF MARCH 10, 1997, THE STOCKHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                S3 INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
               The undersigned hereby authorizes DIOSDADO P. BANATAO, TERRY N.
R HOLDT AND GARY J. JOHNSON, as Proxies with full power in each to act without the other and with the power of substitution in each, to
O represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of S3
X Incorporated to be held on May 7, 1997 at 9:00 a.m., or at any postponement or adjournment thereof.
Y
                                                               --------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
                                                                     SIDE
                                                               --------------

                                  DETACH HERE

    Please mark
[X] votes as in
    this example.

    THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR THE ELECTION OF SEVEN DIRECTORS AND FOR PROPOSAL 2. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of seven Directors to serve until the 1998                                                   FOR   AGAINST  ABSTAIN
    Annual Meeting of Stockholders                            2.  To ratify the selection of Deloitte &   [ ]    [ ]      [ ]
                                                                  Touche LLP as independent auditors.
NOMINEES: Diosdado P. Banatao, John C. Colligan, Terry N.
Holdt, Gary J. Johnson, Robert P. Lee, Carmelo J. Santoro,    2.  In their discretion, the proxies are authorized to vote upon
Ronald T. Yara                                                    such other business as may properly come before the
                                                                  meeting.

                   FOR      WITHHELD                                            MARK  HERE
                   [ ]        [ ]                                              FOR  ADDRESS
                                                                                CHANGE AND          [ ]
                                                                               NOTE AT LEFT

                                                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                              PROMPTLY USING THE ENCLOSED ENVELOPE.
      [ ] ______________________________________
          For all nominees except as noted above              Please sign exactly as your name or names appear
                                                              hereon. When signing as attorney, executor,
                                                              administrator, trustee or guardian, please give
                                                              full title as such. If shares are held jointly,
                                                              each holder must sign.


Signature:                              Date:         Signature:                                 Date:
           ----------------------------       -------            -------------------------------       ------------